                                 EXHIBIT 99.3
                                 ------------


                         AGREEMENT AND PLAN OF MERGER

                         Dated as of August 16, 1995

                                 By and Among

                          JOHNSTON INDUSTRIES, INC.,

                             JI ACQUISITION CORP.

                                     AND

                            JUPITER NATIONAL, INC.

                               TABLE OF CONTENTS

RECITALS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
I.       THE MERGER                                                                                       1
              1.1.    The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
              1.2.    The Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
              1.3.    Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

II.      CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION.  . . . . . . . . . . . . . 2
              2.1.    Certificate of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
              2.2.    Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

III.     DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. . . . . . . . . . . . . . . . . . . . . . . 2
              3.1.    Directors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
              3.2.    Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

IV.      EFFECT OF THE MERGER ON SECURITIES OF MERGER SUB AND THE COMPANY.  . . . . . . . . . . . . . . . 3
              4.1.    Shares of Merger Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
              4.2.    Shares of the Company.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
              4.3.    Merger Consideration.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
              4.4.    Exchange of Certificates Representing Common Stock.   . . . . . . . . . . . . . . . 5
              4.5.    Dissenting Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

V.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . 7
              5.1.    Corporate Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
              5.2.    Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
              5.3.    Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
              5.4.    Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
              5.5.    Consents and Approvals; No Violation  . . . . . . . . . . . . . . . . . . . . . . . 9
              5.6.    SEC Filings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
              5.7.    Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
              5.8.    Fees    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
              5.9.    Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . . . . . 11
              5.10.   Employee Benefit Plans; Labor Matters   . . . . . . . . . . . . . . . . . . . . . . 11
              5.11.   Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
              5.12.   Environmental Laws and Regulations  . . . . . . . . . . . . . . . . . . . . . . . . 13
              5.13.   Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13






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
VI.      REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER . . . . . . . . . . . . . . . . . . . . . 13
              6.1.    Corporate Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
              6.2.    Authority   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
              6.3.    Consents and Approvals; No Violation  . . . . . . . . . . . . . . . . . . . . . . . 14
              6.4.    Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

VII.     COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
              7.1.    Board of Directors of the Company   . . . . . . . . . . . . . . . . . . . . . . . . 15
              7.2.    Conduct of Business of the Company and GWII   . . . . . . . . . . . . . . . . . . . 16
              7.2A.   Conduct of Business of Wellington Sears   . . . . . . . . . . . . . . . . . . . . . 18
              7.3.    Alternative Proposals   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
              7.4.    Access to Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
              7.5.    Stockholders Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
              7.6.    Proxy Statement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
              7.7.    Publicity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
              7.8.    Further Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
              7.9.    Indemnity.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
              7.10.   Notification of Certain Matters   . . . . . . . . . . . . . . . . . . . . . . . . . 23
              7.11.   Marketable Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

VIII.    CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
              8.1.    Conditions to Each Party's Obligation to Effect the Merger  . . . . . . . . . . . . 24
              8.2.    Conditions to Obligation of the Company to Effect the Merger  . . . . . . . . . . . 25
              8.3.    Conditions to Obligation of Parent and Merger Sub to Effect the Merger  . . . . . . 25

IX.      TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
              9.1.    Termination by Mutual Consent   . . . . . . . . . . . . . . . . . . . . . . . . . . 25
              9.2.    Termination by Either Parent or the Company   . . . . . . . . . . . . . . . . . . . 25
              9.3.    Termination by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
              9.4.    Termination by Parent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
              9.5.    Effect of Termination and Abandonment.  . . . . . . . . . . . . . . . . . . . . . . 27
              9.6.    Extension; Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

X.       GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
              10.1.   Nonsurvival of Representations, Warranties and Agreements   . . . . . . . . . . . . 28
              10.2.   Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
              10.3.   Assignment; Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
              10.4.   Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
              10.5.   Amendment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
              10.6.   Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30





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
              10.7.   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
              10.8.   Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
              10.9.   Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
              10.10.  Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
              10.11.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
              10.12.  Enforcement of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
              10.13.  Actions by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

                          AGREEMENT AND PLAN OF MERGER

                 AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of August 16, 1995, by and among Johnston Industries, Inc., a Delaware corporation ("Parent"), JI Acquisition Corp. Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Jupiter National, Inc., a Delaware corporation (the "Company").

                                    RECITALS

                 WHEREAS, the Board of Directors of the Company (the "Company Board") has determined that it is in the best interests of the Company's stockholders for the Company to enter into this Agreement with Parent and Merger Sub providing for the acquisition of the Company upon the terms and subject to the conditions set forth herein;

                 WHEREAS, the Company Board has, in light of and subject to the terms and conditions set forth herein, (i) determined that the Merger (as defined below) is fair to the stockholders of the Company and in the best interests of such stockholders and (ii) resolved to approve this Agreement and the transactions contemplated hereby and to recommend approval and adoption by the stockholders of the Company of this Agreement and the transactions contemplated hereby; and

                 WHEREAS, the Company has received the opinion of J.P. Morgan Securities Inc. ("J.P. Morgan") that the consideration to be received by stockholders of the Company pursuant to the Merger is fair to such holders (other than Parent or Merger Sub) from a financial point of view.

                 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Merger Sub hereby agree as follows:

                                 I.  THE MERGER

                 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company in accordance with this Agreement, and the separate corporate existence of Merger Sub shall thereupon cease (the "Merger"). The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger shall have the effects specified in the Delaware General Corporation Law (the "DGCL").

                 1.2. The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Fried,

Frank, Harris, Shriver & Jacobson, Suite 800, 1001 Pennsylvania Avenue, N.W., Washington, D.C. 20004, at 10:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article VIII shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as Parent and the Company may agree in writing. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

                 1.3. Effective Time. If all the conditions to the Merger set forth in Article VIII shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in
Article IX, the parties hereto shall cause a Certificate of Merger meeting the requirements of Section 251 of the DGCL to be properly executed and filed in accordance with such Section on the Closing Date. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

                  II.  CERTIFICATE OF INCORPORATION AND BYLAWS
                          OF THE SURVIVING CORPORATION

                 2.1. Certificate of Incorporation. The Certificate of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with applicable law.

                 2.2. Bylaws. The Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

           III.  DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION


                 3.1. Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

                 3.2. Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

     IV.  EFFECT OF THE MERGER ON SECURITIES OF MERGER SUB AND THE COMPANY

                 4.1. Shares of Merger Sub. At the Effective Time, each share of Common Stock, $.01 par value, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of Common Stock, $.01 par value, of the Surviving Corporation.

                 4.2.     Shares of the Company.

                       (a) At the Effective Time, each share of Common Stock, $0.40 par value (the "Common Stock"), of the Company issued and outstanding immediately prior to the Effective Time (other than (i) shares held in the Company's treasury, and shares held by Parent or Merger Sub and (ii) Dissenting Shares (as defined in Section 4.5)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive an amount per share in cash (the "Merger Consideration"), without interest, determined in accordance with Section 4.3.

                       (b) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time all shares of Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of shares of Common Stock shall thereafter cease to have any rights with respect to such shares of Common Stock, except the right to receive, without interest, the Merger Consideration upon the surrender of a certificate (a "Certificate") representing such shares of Common Stock.

                       (c) Each share of Common Stock issued and held in the Company's treasury at the Effective Time and each share of Common Stock held by Parent or Merger Sub shall, by virtue of the Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor. Parent, Merger Sub and their affiliates expressly waive any rights they may otherwise have to receive consideration in respect of their shares of Common Stock.

                       (d) Prior to the Merger, the Company Board (or, if appropriate, any committee administering the Stock Plans (as defined below)) shall adopt such resolutions or take such other actions as are necessary to adjust, subject, if necessary, to obtaining consents of the holders thereof, the terms of all outstanding employee stock options to purchase shares of Common Stock ("Options") and all outstanding stock appreciation rights related thereto ("SARs") theretofore granted under any stock option or stock appreciation rights plan, program or arrangement of the Company (all such stock option or stock appreciation rights plans, programs or arrangements shall be collectively referred to as the "Stock Plans") to provide for the cancellation of such Options and SARs as set forth in this paragraph (d). Except to the extent that Parent and the holder of an Option or SAR otherwise agree prior to the Merger, each Option (and any SAR related thereto) outstanding immediately prior to the Merger shall be canceled as of the Effective Time in exchange for a payment from the Surviving Corporation (subject to any applicable required withholding taxes) equal to the product of (x) the total number of shares of Common Stock subject to such Option and (y) the excess of the Merger Consideration over the exercise price per share of Common Stock subject to such Option, payable in cash as promptly as practicable after the Effective Time. Except as provided herein, or as otherwise agreed to by the parties, (i) the Stock Plans shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary, shall be deleted as of the Effective Time, and (ii) the Company shall ensure that following the Effective Time no holder of an Option or SAR or any participant in any Stock Plan or other existing plan, program or arrangement shall have any right thereunder to acquire equity securities of the Company, the Surviving Corporation or any subsidiary thereof.

                 4.3. Merger Consideration. The Merger Consideration shall be determined as of the date (the "Valuation Date") the Proxy Statement (as defined in Section 7.6) is first mailed to stockholders of the Company as follows:

                       (a) If the Marketable Securities Value is greater than or equal to $11,287,141 and less than or equal to $11,959,141, then the Merger Consideration shall equal $32.875

                       (b) If the Marketable Securities Value is greater than $11,959,141, then the Merger Consideration shall equal $32.875 plus the quotient obtained by dividing (i) the excess of the Marketable Securities Value over $11,959,141 by (ii) 2,190,000.

                       (c) If the Marketable Securities Value is less than $11,287,141, then the Merger Consideration shall equal $32.875 minus the quotient obtained by dividing (i) the excess of $11,287,141 over the Marketable Securities Value by (ii) 2,190,000.

                       (d) As used in this Agreement, the following terms shall have the following meanings:

                 "Current Market Value" shall mean, with respect to any security, the average of the daily closing prices (appropriately adjusted to reflect any stock-split, stock dividend, reclassification, recapitalization, split-up, combination or exchange of shares) on the NASDAQ Stock Market (or such principal exchange on which the security may be listed) for such security for the 5 consecutive trading days commencing on the 7th trading day prior to the Valuation Date. The closing price for each day shall be the closing price, if reported, or, if the closing price is not reported, the average of the bid and asked prices as reported by NASDAQ. Computations of the Current Market Value shall be carried out to five decimals and then rounded to three decimals, rounding down if the fourth decimal is four or less.

                 "Marketable Securities" shall mean all securities issued by Viasoft Inc. and Zoll Medical Corporation and owned directly or indirectly by the Company on the date of this Agreement.

                 "Marketable Securities Value" shall mean the aggregate Current Market Value of the Marketable Securities held by the Company determined as of the Valuation Date plus the aggregate gross proceeds (less any commissions) received by the Company from any sale or disposition of Marketable Securities after the date hereof and prior to the Valuation Date.

                 4.4.     Exchange of Certificates Representing Common Stock.

                       (a) As of the Effective Time, Parent shall cause to be deposited with a paying agent selected by Parent, which shall be reasonably satisfactory to the Company (the "Paying Agent"), the funds necessary to make the payments contemplated by Section 4.2.

                       (b) Promptly after the Effective Time, Parent shall direct the Paying Agent to mail to each holder of record of shares of Common Stock (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to such shares of Common Stock shall pass, only upon delivery of the Certificates representing such shares to the Paying Agent and which shall be in such form and have such other provisions as Parent may reasonably specify and (ii) instructions for use in effecting the surrender of such Certificates in exchange for the Merger Consideration per share of Common Stock. Following the Effective Time, each Certificate which immediately prior to the Effective Time represented outstanding shares of Common Stock (other than Dissenting Shares and shares owned by Parent, Merger Sub) will be deemed for all corporate purposes to evidence only the right to receive upon such surrender an amount of cash equal to the number of shares of Common Stock represented by such Certificate multiplied by the Merger Consideration, subject to any required withholding of taxes. No interest will be paid on the cash payable upon the surrender of the Certificates. Any cash delivered or made available to the Paying Agent and not exchanged for Certificates within one year after the Effective Time will be returned by the Paying Agent to the Surviving Corporation which thereafter will act as Paying Agent, subject to the rights of holders of unsurrendered Certificates under this Article IV, and any former stockholders of the Company who have not theretofore complied with the instructions for exchanging their Certificates will thereafter look only to the Surviving

Corporation for payment of their claim for the Merger Consideration, without any interest thereon, but will have no greater rights against the Surviving Corporation than may be accorded to general creditors thereof under applicable law. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto will be liable to a holder of shares of Common Stock for any cash or interest thereon delivered to a public official pursuant to applicable abandoned property laws.

                       (c) At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the aggregate Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article IV.

                       (d) In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the aggregate Merger Consideration deliverable in respect thereof pursuant to this Agreement.

                 4.5. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who did not vote in favor of the Merger and comply with all of the relevant provisions of Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, unless and until such holders shall have failed to perfect or shall have effectively withdrawn or lost their rights to appraisal under the DGCL. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder's shares of Common Stock shall thereupon be deemed to have been converted into and to have become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration, without any interest thereon. The Company shall (i) give Merger Sub prompt notice of any written demands for appraisal of any shares of Common Stock, attempted withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders' rights of appraisal and (ii) permit Merger Sub to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Merger Sub, voluntarily make any payment with respect to any demands for appraisals of capital stock of the Company, offer to settle or settle any demands or approve any withdrawal of any such demands.

               V.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 The Company hereby represents and warrants to each of Parent and Merger Sub that:

                 5.1. Corporate Organization. Each of the Company and its Significant Subsidiaries (as defined in Section 5.3) is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation and is in good standing as a foreign corporation in each jurisdiction where failure to so qualify or be in good standing has or would be reasonably likely to have a Material Adverse Effect (as defined below). Each of the Company and its Significant Subsidiaries has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its businesses as they are now being conducted. The Company has previously delivered to Parent true and correct copies of its Certificate of Incorporation and Bylaws, as amended to the date hereof. The Company's Certificate of Incorporation and Bylaws as so delivered are in full force and effect. For the purposes of this Agreement, a "Material Adverse Effect" means one or more events or circumstances which, individually or in the aggregate, have or would be reasonably likely to have a material adverse effect on the business, financial condition, results of operations, assets or liabilities of the Company and its subsidiaries (other than Wellington Sears Company ("Wellington Sears")) taken as a whole.

                 5.2 Capitalization. As of the date of this Agreement, the authorized capital stock of the Company consists of 5,000,000 shares of Common Stock. As of August 10, 1995, (a) 1,918,740 shares of Common Stock were issued and outstanding and (b) Options to purchase an aggregate of 428,220 shares of Common Stock were outstanding pursuant to the Stock Plans. The Company has made available to Parent a complete and correct list setting forth as of August 10, 1995, (i) the number of Options outstanding, (ii) the exercise price of each such Option and the number of shares subject thereto, (iii) the identity of each Option holder, (iv) complete and correct copies of all Option Plans in force and (v) the forms of stock option agreement entered into pursuant to each plan. Since August 10, 1995, the Company has not issued any additional shares of Common Stock other than pursuant to the exercise of Options, has not granted any additional Options and has not modified any outstanding Options, except as expressly contemplated by this Agreement.
Except for the Options, there are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company or any of its subsidiaries obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment. There are no voting trusts or other agreements or understandings to which the Company or any subsidiary of the Company is a party with respect to the voting of the capital stock of the Company. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

                 5.3. Subsidiaries. The Company owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary) of each of the Company's Significant Subsidiaries (as defined below). Each of the outstanding shares of capital stock of each of the Company's Significant Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, and is owned, directly or indirectly, by the Company free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material. To the knowledge of the Company, all of the securities listed on the Company's Consolidated Schedule of Investments, dated as of June 30, 1995, are owned directly or indirectly by the Company free and clear of all liens, pledges, security interests, claims or other encumbrances other than (i) a margin account with Smith Barney & Co., Inc. secured by certain Marketable Securities and (ii) liens imposed by local law which are not material. The following information for each subsidiary and portfolio company of the Company has been previously provided to Parent, if applicable: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or equity capital; (iii) the number of issued and outstanding shares of capital stock or equity capital; and (iv) the number of shares of capital stock or equity capital owned by the Company directly or indirectly. For purposes of this Agreement, the term "Significant Subsidiaries" means Greater Washington Investments Inc. ("GWII") and Wellington Sears.

                 5.4. Authority. (a) The Company has the requisite corporate power and authority to enter into this Agreement and, except for any required vote of the Company's stockholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Company Board and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject to the adoption and approval of this Agreement and the transactions contemplated hereby by the stockholders of the Company as provided in Section 7.5 hereof. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                       (b) The only vote of the holders of any class or series of Company capital stock necessary to approve the Merger is the affirmative vote of (i) the holders of two-thirds of the outstanding shares of Common Stock as of the record date for the Stockholders Meeting (as defined in Section 7.5) and (ii) the holders of a majority of the outstanding shares of Common Stock which are present in person or by proxy at the Stockholders Meeting and entitled to vote thereat, excluding shares of Common Stock owned by Parent and Merger Sub.

                       (c) The Company has received the opinion of J.P. Morgan as of the date of this Agreement to the effect that the Merger Consideration to be received by the holders of Common Stock (other than Parent or Merger Sub) is fair to such holders, from a financial point of view.

                 5.5. Consents and Approvals; No Violation. Except as set forth on Schedule 5.5, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (a) conflict with or result in any breach or violation of, any provision of the Certificate of Incorporation or Bylaws of the Company, as amended, or (b) violate, conflict with, breach, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or other encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, or result in the triggering of any payments or compensation under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or to which they or any of their respective properties or assets are subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances that, individually or in the aggregate, will not have a Material Adverse Effect, or (c) require any consent, approval, authorization or permit of or from, or filing with or notification to, any governmental agency or authority, except (i) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, (ii) filing the Certificate of Merger pursuant to the DGCL, or (iii) consents, approvals, authorizations, permits, filings or notifications which, if not obtained or made, will not, individually or in the aggregate, have a Material Adverse Effect.

                 5.6. SEC Filings. (a) The Company has filed all reports and statements with the Securities and Exchange Commission (the "SEC") required to be filed pursuant to the Exchange Act since June 30, 1994, and has made available to Parent copies of all such reports and statements, including all exhibits thereto (the "SEC Reports"). To the knowledge of the Company, the SEC Reports did not (as of their respective filing dates) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                     (b) The audited consolidated financial statements, together with the notes thereto, of the Company included (or incorporated by reference) in the SEC Reports fairly present the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis (except as stated in such financial statements). To the knowledge of the Company, the Consolidated Schedule of Investments of the Company, dated June 30, 1995, fairly presents the value of the investments reflected thereon as of such date as determined by the Company Board in good faith.

                     (c) To the knowledge of the Company, except as disclosed in the SEC Reports filed prior to the date of this Agreement, and except for fees and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby, neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company or the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except for liabilities and obligations arising in the ordinary course of business since June 30, 1994, and except for liabilities and obligations which, individually or in the aggregate, do not have and are not reasonably likely to have a Material Adverse Effect.

                 5.7. Litigation. Except as disclosed in the SEC Reports filed prior to the date of this Agreement, or described on Schedule 5.7, and except for litigation relating to the transactions contemplated by this Agreement, (i) there are no actions, claims, suits, proceedings or governmental investigations pending, or, to the knowledge of the Company, threatened, involving the Company or GWII which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect and (ii) there are no judgments, decrees, rules or orders of any court or governmental or regulatory authority applicable to the Company or GWII which, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect.

                 5.8. Fees. Except for amounts paid or payable to J.P. Morgan in connection with the transactions contemplated by this Agreement (which shall not exceed $800,000 in the aggregate plus reasonable expenses not to exceed $50,000), the arrangements with which have previously been disclosed in writing to Parent, neither the

Company nor any of its subsidiaries has paid or become obligated to pay any fee or commission to any broker, finder or similar intermediary in connection with the transactions contemplated hereby.

                 5.9. Absence of Certain Changes or Events. Except as disclosed in the SEC Reports filed prior to the date of this Agreement or as contemplated in this Agreement, since June 30, 1994, the Company and GWII have, to the date of this Agreement, conducted their respective businesses only in the ordinary course and in a manner consistent with past practice. Except as disclosed in the SEC Reports filed prior to the date of this Agreement or as contemplated in this Agreement, since June 30, 1994, there has not been: (i) any change by the Company or its Significant Subsidiaries in their accounting methods, principles or practices; (ii) any declaration, setting aside or payment of any dividends or distributions in respect of shares of Common Stock or the shares of stock of, or other equity interests in, any Significant Subsidiary of the Company or any redemption, purchase or other acquisition of any of the Company's securities or any of the securities of any Significant Subsidiary of the Company; or (iii) any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of Options, SARs, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any increase in the compensation payable or to become payable to directors, officers or employees of the Company or its Significant Subsidiaries, except for (A) increases in salaries or wages payable or to become payable in the ordinary course of business and consistent with past practice, (B) the granting of Options to purchase a total of 126,220 shares of Common Stock at an exercise price of $21.00 per share, and (C) establishment of the Jupiter National, Inc. Non-Qualified Deferred Compensation Plan.

                 5.10. Employee Benefit Plans; Labor Matters. (a) With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by the Company or GWII which could incur liability under Section 4069, 4212(c) or 4204 of ERISA (the "Benefit Plans"), the Company has made available to Parent a true and correct copy of
(i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) such Benefit Plan, (iii) each trust agreement relating to such Benefit Plan, (iv) the most recent summary plan description for each Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Benefit Plan subject to Title IV of ERISA and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Benefit Plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                       (b) With respect to the Benefit Plans, to the knowledge of the Company, no event has occurred and, there exists no condition or set of circumstances, in connection with which the Company or GWII could be subject to any liability under the terms of such Benefit Plans, ERISA, the Code or any other applicable law which would have a Material Adverse Effect.

                       (c) The Company has delivered to Parent all collective bargaining or other labor union contracts to which the Company or GWII is a party applicable to persons employed by the Company or GWII and no collective bargaining agreement is being negotiated by the Company or GWII. There is no labor dispute, strike or work stoppage pending or, to the knowledge of the Company, threatened against the Company or GWII which may interfere with the respective business activities of the Company or GWII, except where such dispute, strike or work stoppage would not have a Material Adverse Effect. Neither the Company nor GWII, nor their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or GWII, and there is no charge or complaint pending or, to the knowledge of the Company, threatened against the Company or GWII by the National Labor Relations Board or any comparable state agency, except where such unfair labor practice, charge or complaint would not have a Material Adverse Effect.

                       (d) The Company has delivered to Parent (i) copies of all employment agreements with officers of the Company and its Significant Subsidiaries; (ii) copies of all severance agreements, programs and policies of the Company or its Significant Subsidiaries with or relating to their employees; and (iii) copies of all plans, programs, agreements and other arrangements of the Company and its Significant Subsidiaries with or relating to its employees which contain change in control provisions.

                       (e) No Benefit Plan provides retiree medical or retiree life insurance benefits to any person and neither the Company nor GWII is contractually obligated (whether or not in writing) to provide any person with life insurance or medical benefits upon retirement or termination of employment.

                       (f) The Company has entered into a Termination Agreement, by and among the Company, the Significant Subsidiaries and Rainer H. Bosselmann (the "Termination Agreement"), a copy of which has been provided to Parent, pursuant to which Mr. Bosselmann's employment with the Company has been terminated, and his resignation from the Company Board has been accepted. The Company has no further obligation to Mr. Bosselmann other than obligations arising under the Termination Agreement.

                 5.11. Taxes. Except for matters that would not have a Material Adverse Effect, (a) the Company and its subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of the Company and its subsidiaries, (b) all Taxes shown to be payable on such returns or reports that are due prior to the Effective Time have been paid or will be paid, (c) as of the date hereof, no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against the Company or its subsidiaries and (d) all liability for Taxes of the Company or its subsidiaries that are or will become due or payable with respect to periods covered by the financial statements referred to in Section 5.6 have been paid or adequately reserved for on such financial statements.

                 5.12. Environmental Laws and Regulations. Except as set forth in the SEC Reports filed prior to the date of this Agreement, (i) the Company and GWII are in compliance with all applicable federal, state and local laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), except for non-compliance that would not, individually or in the aggregate, have a Material Adverse Effect, and (ii) neither the Company nor GWII has received written notice of, or, to the knowledge of the Company, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or non-compliance with any Environmental Law which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect.

                 5.13. Compliance with Laws. The Company and GWII have obtained all permits, licenses, authorizations and approvals of governmental and regulatory authorities and agencies, domestic and foreign, and are in compliance with all laws and regulations applicable to their respective businesses, except where the failure to have such permits, licenses, authorizations and approvals or to comply with such laws and regulations does not have and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          VI.  REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

                 Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

                 6.1. Corporate Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted.

                 6.2. Authority. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the respective Boards of Directors of Parent and Merger Sub and by Parent as the sole stockholder of Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against parent and Merger Sub in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                 6.3. Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the transactions contemplated hereby will (a) conflict with, or result in any breach or violation of, any provision of their respective certificates of incorporation or by-laws (or comparable governing instruments), or (b) violate, conflict with, breach, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or other encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party or to which they or any of their respective properties or assets are subject, except for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens or other encumbrances, that, individually or in the aggregate, will not have a material adverse effect on the business, financial condition or results of operations of Parent and its subsidiaries, taken as a whole, or (c) require any consent, approval, authorization or permit of or from, or filing with or notification to, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign, except (i) pursuant to the Exchange Act and the rules and regulations thereunder, (ii) filing the Certificate of Merger pursuant to the DGCL, or (iii) consents, approvals, authorizations, permits, filings or notifications which, if not obtained or made will not, individually or in the aggregate, have a material adverse effect on the ability of Parent and Merger Sub to consummate the transactions contemplated hereby.

                 6.4. Fees. Except for fees payable to Dean Witter in connection with the transactions contemplated by this Agreement, neither Parent nor Merger Sub has paid or become obligated to pay any fee or commission to any broker, finder or similar intermediary in connection with the transactions contemplated hereby.

                                VII.  COVENANTS

                 7.1. Board of Directors of the Company. Simultaneously with the execution and delivery of this Agreement:

                     (a) The number of directors constituting the Company Board shall be increased to ten (10). In order to fill the vacancies on the Company Board, each of C. J. Kjorlien, Gaines R. Jeffcoat, John W. Johnson, and William I. Henry shall be duly elected by the Company Board to serve as a director of the Company until the next annual meeting of stockholders or until his successor is elected and qualifies. The board of directors of GWII shall be reconstituted and shall mirror the composition of the Company Board. The board of directors of Wellington Sears shall be comprised of Messrs. Chandler, Getsinger and Henry.

                     (b) The Company Board shall restore David L. Chandler to his position as Chairman of the Board and Chief Executive Officer of the Company and shall reinstate his Employment Agreement as of July 21, 1995. C.
J. Kjorlien shall be elected as Vice Chairman of the Company Board. David L. Chandler shall be elected as President of the Company. The Company shall cause David L. Chandler to be reinstated as a director and as Chairman and Chief Executive Officer of Wellington Sears.

                     (c) The Company Board shall appoint Messrs. Getsinger, Hicks, Kotts, White and Winslow to act as a committee of the Company Board (the "Independent Committee") and shall delegate to the Independent Committee authority to have and exercise all of the powers and authority of the Company Board, so far as may be permitted by law, to act on behalf of the Company in respect of this Agreement and the Merger, including the right to approve the Proxy Statement (as defined in Section 7.6) and to take all appropriate action on behalf of the Company with respect to breaches of this Agreement by Parent or Merger Sub.

                     (d)  The Company Board shall appoint David L. Chandler, C.
J. Kjorlien and William I. Henry to act as a committee of the Company Board (the "Management Committee") and shall delegate to the Management Committee authority to have and exercise all of the powers and authority of the Company Board, so far as permitted by law, in respect of the day-to-day management of the business and operations of the Company. In exercising its authority, the Management Committee shall manage the business and operations of the Company in the ordinary course consistent with past practice, including, without limitation, financial and accounting practices.

                     (e) Subject to Sections 7.5 and 7.11 below, the Independent Committee (other than in respect of this Agreement) and the Management Committee shall be subject to the oversight of the Company Board. The Management Committee shall submit to the Company Board at least monthly a written report detailing its actions since the last such report.

                 7.2. Conduct of Business of the Company and GWII. Except as contemplated by this Agreement, during the period from the date hereof to the earlier of the Effective Time or the next election of directors of the Company at a meeting of stockholders, the Company and GWII will each conduct its operations according to its ordinary course of business consistent with past practice, and the Company and GWII will each use its reasonable best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain existing relationships with suppliers, contractors, dealers, customers, labor organizations and others having business relationships with it. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, until the earlier of the Effective Time or the next election of directors of the Company at a meeting of stockholders, unless the action is authorized by the Company Board by the affirmative vote of at least a majority of directors present (in person or by conference telephone), including at least two directors who are members of the Independent Committee, at a meeting of the Company Board at which a quorum is present, including at least two directors who are members of the Independent Committee, neither the Company nor GWII will:

                       (a) amend its certificate or articles of incorporation or by-laws or comparable governing instruments or change the composition of its board of directors;

                       (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, stock appreciation rights), except as required by stock option or stock-based plans as in effect as of the date hereof, or amend in any material respect any of the terms of any such securities or agreements outstanding as of the date hereof;

                       (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock or redeem, repurchase or otherwise acquire any of its securities or any securities of its subsidiaries or adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries;

                       (d) (i) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any other person except for obligations of wholly owned subsidiaries of the Company;
(ii) make any loans, advances or capital contributions to, or investments in, any other person; (iii) pledge or otherwise encumber shares of capital stock of the Company or any of its subsidiaries, or (iv) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material lien thereupon;

                       (e) employ or terminate any employees of Jupiter or GWII or enter into, adopt or (except as may be required by law) amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, consulting, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee, or (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date of this Agreement (including, without limitation, the granting of stock appreciation rights or performance units) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

                       (f) acquire, sell, lease or dispose of any assets outside the ordinary course of business or any assets which in the aggregate are material to the Company and its subsidiaries, taken as a whole, or enter into any commitment or transaction outside the ordinary course of business consistent with past practice;

                       (g) change any of its fiscal year, accounting principles or practices, or independent auditor;

                       (h) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any interest therein;

                       (i) authorize any new capital expenditures, provided, that none of the foregoing shall limit any capital expenditure already included in the Company's 1995 capital expenditures budget previously approved by Parent;

                       (j) make any tax election or settle or compromise any income tax liability material to the Company and its subsidiaries taken as a whole;

                       (k) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other (x) than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and its consolidated subsidiaries or incurred in the ordinary course of business consistent with past practice and (y) the payment of reasonable fees incurred in connection with the consummation of the transactions contemplated hereby;

                       (l) enter into any transaction or arrangement with any director, officer or other affiliate of the Company (or members of their immediate families) or with Parent, any of its subsidiaries or any of their directors, officers or other affiliates (or members of their immediate family) or in which any of such persons has any direct or indirect interest (other than transactions or arrangements with Parent in the ordinary course of business consistent with past practice as described in Schedule 7.2(l) attached hereto);

                       (m) enter into any transaction involving any sale of 10% or more of capital stock, or merger or consolidation, or sale of substantially all of the assets of the Company or any of its subsidiaries or any sale of portfolio securities;

                       (n) commence or settle any litigation, arbitration, regulatory, administrative or similar proceeding;

                       (o) relocate its principal executive office;

                       (p) make any material change in its banking arrangements;

                       (q) take, or agree in writing or otherwise to take, any of the actions described in Section 7.2(a) through 7.2(p) or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect as of the date when made or would result in any of the conditions set forth in this Agreement not being satisfied.

                       Any action taken by the Management Committee which constitutes a breach of this Section 7.2 shall be treated for all purposes as a breach of this Agreement by Parent and not as a breach of this Agreement by the Company.

                 7.2A.    Conduct of Business of Wellington Sears.  Except as
contemplated by this Agreement, during the period from the date hereof to the earlier of the Effective Time or the next election of directors of the Company at a meeting of stockholders, Wellington Sears will conduct its operations according to its ordinary course of business consistent with past practice, and will use its reasonable best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain existing relationships with suppliers, contractors, dealers, customers, labor organizations and others having business relationships with it. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, until the earlier of the Effective Time or the next election of directors of the Company at a meeting of stockholders, unless the action is authorized by the unanimous vote of the board of directors of Wellington Sears, Wellington Sears will not:

                       (a) amend its certificate or articles of incorporation or by-laws or comparable governing instruments or change the composition of its board of directors;

                       (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, stock appreciation rights), except as required by stock option or stock-based plans as in effect as of the date hereof, or amend in any material respect any of the terms of any such securities or agreements outstanding as of the date hereof;

                       (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock or redeem, repurchase or otherwise acquire any of its securities or any securities of its subsidiaries or adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries;

                       (d) make any tax election or settle or compromise any income tax liability material to the Company and its subsidiaries taken as a whole;

                       (e) enter into any transaction or arrangement with any director, officer or other affiliate of the Company (or members of their immediate families) or with Parent, any of its subsidiaries or any of their directors, officers or other affiliates (or members of their immediate family) or in which any of such persons has any direct or indirect interest (other than transactions or arrangements with Parent in the ordinary course of business consistent with past practice as described in Schedule 7.2(l) attached hereto);

                       (f) enter into any transaction involving any sale of 10% or more of capital stock, or merger or consolidation, or sale of substantially all of the assets of the Wellington Sears; or

                       (g) take, or agree in writing or otherwise to take, any of the actions described in Section 7.2A(a) through 7.2A(f) or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect as of the date when made or would result in any of the conditions set forth in this Agreement not being satisfied.

                       Any action taken by the Management Committee or the Wellington Sears board of directors which constitutes a breach of this Section 7.2A shall be treated for all purposes as a breach of this Agreement by Parent and not as a breach of this Agreement by the Company.

                 7.3.     Alternative Proposals.  Except as provided in this
Section 7.3, the Company agrees that from the date hereof until the Effective Time or the termination of this Agreement, the Company will not, directly or indirectly, through any officer, director, affiliate, or agent of the Company, or otherwise, solicit, initiate, entertain or encourage any inquiries or the making of any proposal or offer from any person other than Parent or its affiliates relating to any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) (an "Alternative Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal. Notwithstanding the foregoing, in the event that (i) the Company shall have received a written proposal from a third party relating to an Alternative Proposal, (ii) the Company shall have notified Parent in writing of its receipt of such proposal, and (iii) the Independent Committee in good faith and upon the written advice of counsel, reasonably believes that the failure to do so would constitute a breach of its fiduciary duties, then thereafter the Company shall be entitled to negotiate with and provide information to such third party.

                 7.4. Access to Information. Between the date hereof and the Effective Time, the Company will give each of Parent, Merger Sub and the Independent Committee and their authorized representatives and proposed financing sources and their counsel full and complete access (during regular business hours upon reasonable notice) to all employees, plants, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries, will cause the Company's and its subsidiaries' independent public accountants to provide access to their work papers and such other information as Merger Sub may reasonably request, will permit Parent and Merger Sub to make such inspections as Parent and Merger Sub may reasonably require and will cause the Company's officers and those of its subsidiaries to furnish Parent or Merger Sub with such financial and operating data and other information with respect to the business and properties of the Company and any of its subsidiaries as Parent or Merger Sub may from time to time request.

                 7.5. Stockholders Meeting. (a) The Company will take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a special meeting of its stockholders in lieu of its annual meeting (the "Stockholders Meeting") as promptly as practicable to consider and vote upon (i) the adoption and approval of this Agreement and the Merger and (ii) if this Agreement and the Merger are not approved by the vote required to satisfy the condition set forth in Section 8.1(a), the election of directors nominated by the Management Committee in its sole discretion without oversight.

                     (b) The Board of Directors of the Company shall recommend approval of this Agreement and the Merger, and Parent and the Company shall each take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement (as defined in Section 7.6). Notwithstanding the foregoing, the Independent Committee may, at any time prior to the Effective Time, withdraw, modify or change any recommendation or declaration regarding this Agreement and the Merger, or recommend and declare advisable any other proposal, if, the Independent Committee, in good faith and upon the written advice of counsel, reasonably believes that the failure to do so would constitute a breach of its fiduciary duties to stockholders under applicable law.

                     (c) At the Stockholders Meeting, Parent shall cause all shares of Common Stock owned by it and its subsidiaries to be voted for the adoption and approval of this Agreement and the Merger. Prior to the Effective Time, Parent shall not attend any meeting of stockholders or take any action thereat in its capacity as a stockholder of the Company other than to attend the Stockholders Meeting and to vote its shares at such meeting.

                     (d) Parent and the Company shall jointly engage the services of a proxy soliciting firm of recognized standing to solicit proxies in connection with the Stockholder Meeting. The activities of such firm shall be jointly controlled by Parent and the Independent Committee, each of which agrees to cause such firm to work actively and diligently in its proxy solicitation, provided that the costs and expenses of such firm shall not exceed $15,000.

                 7.6. Proxy Statement. Parent and the Company shall, as promptly as practicable, prepare and file with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") and a proxy statement with respect to the Stockholders Meeting (such proxy statement, together with any amendments or supplements thereto and the forms of proxy, the "Proxy Statement"). The Proxy Statement shall be prepared by counsel selected by the Management Committee in consultation with counsel selected by the Independent Committee. Parent and the Company will cause the Schedule 13E-3 and the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Each of the Parent and the Company agree that the written information provided by it for inclusion in the Schedule 13E-3 or the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of stockholders of the Company will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent and the Company shall cooperate and use all reasonable efforts to cause the Proxy Statement to be mailed to the holders of Common Stock as promptly as practicable.

                 7.7. Publicity. The initial press release relating to this Agreement shall be a joint press release. Thereafter, Parent and the Company shall consult with each other in good faith and mutually agree upon the text of any press release or public announcement pertaining to the transactions contemplated hereby and shall not issue any such press release or make any such public announcement prior to such consultation and agreement, except as may be required by applicable law (including requirements of stock exchanges and other regulatory bodies), in which case the party proposing to issue such press release or make such public announcement shall use all reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement. It is understood that the foregoing shall not prohibit either party from responding to press inquiries without consulting the other party.

                 7.8. Further Action. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals, to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to the requisite vote of the stockholders of the Company.

                 7.9. Indemnity. From and after the Effective Time, the Surviving Corporation shall indemnify and hold harmless to the fullest extent permitted under applicable law, each person who is, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or any of its subsidiaries (each, an "Indemnified Party") against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, which acts or omissions occurred prior to the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), the Surviving Corporation shall control the defense of such Action with counsel selected by the Surviving Corporation, which counsel shall be reasonably acceptable to the Indemnified Party; provided that the Indemnified Party shall be permitted to participate in the defense of such Action through counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to the Surviving Corporation, at the Indemnified Party's expense. Notwithstanding the foregoing, if there is any conflict between the Surviving Corporation and any Indemnified Parties or there are additional defenses available to any Indemnified Parties, the Indemnified Parties shall be permitted to participate in the defense of such Action with counsel selected by the Indemnified Parties, which counsel shall be reasonably acceptable to the Surviving Corporation, and the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, in advance of the final disposition of such Action to the full extent permitted by applicable law, upon receipt of any undertaking required by applicable law; provided that the Surviving Corporation shall not be obligated to pay the reasonable fees and expenses of more than one counsel for all Indemnified Parties in any single Action except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such Action. Each Indemnified Party shall cooperate with the Surviving Corporation in connection with the defense of any Action, and no Indemnified Party shall propose or enter into or continue settlement discussions or enter into any settlement without the prior written consent of the Surviving Corporation. The Surviving Corporation shall advance and pay, as incurred, all fees and expenses of counsel retained by the Surviving Corporation to represent any Indemnified Person, or any counsel retained by any Indemnified Person, for which the Surviving Corporation has agreed to pay fees and expenses as provided herein.

                 7.10. Notification of Certain Matters. The Company shall give prompt notice to Parent or Merger Sub, and Parent or Merger Sub shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          7.11.  Marketable Securities.

             (a) Prior to the Valuation Date, none of the parties hereto (or their directors, officers, affiliates or members of their immediate families) shall acquire or dispose of any interest in any Marketable Securities.

             (b) At any time on or after the Valuation Date through the Effective Time or the termination of this Agreement, the sale or disposition by the Company or GWII of any Marketable Securities, including the timing and execution of the sale, shall be under the control of the Management Committee in its sole discretion, without oversight.

                               VIII.  CONDITIONS

          8.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

             (a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable law and the Company's Certificate of Incorporation and Bylaws by (i) the holders of two-thirds of the outstanding shares of Common Stock as of the record date for the Stockholders Meeting and (ii) the holders of a majority of the outstanding shares of Common Stock which are present in person or represented by proxy at the Stockholders Meeting and entitled to vote thereat, excluding shares of Common Stock owned by Parent or Merger Sub.

             (b) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which delays or prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

             (c) All consents, waivers, authorizations, orders and approvals of (or filings or registrations with) any governmental or regulatory agency or authority or any third party required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made on terms which do not have and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, waiver, authorization, order, approval, filing or registration would not have and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

                 8.2. Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                      (a) Parent and Merger Sub shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date;

                      (b) The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects as of the date when made and (unless made as of a specified date) as of the Closing Date, with the same force and effect as though made as of such date; and

                      (c) the Company shall have received a certificate of the President or a Vice President of Parent, dated the Closing Date, certifying as to the matters set forth in Sections 8.2(a) and (b).

                 8.3. Conditions to Obligation of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                      (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date;

                      (b) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date when made and (unless made as of a specified date) as of the Closing Date, with the same force and effect as though made as of such date; and

                      (c) Parent and Merger Sub shall have received a certificate of the Independent Committee, dated the Closing Date, certifying to such effect.

                               IX.  TERMINATION

                 9.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval of this Agreement and the Merger by the stockholders of the Company, by the mutual consent of Parent and the Company.

                 9.2. Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Parent or the Company if:

                          (a)     The Merger shall not have been consummated by
April 30, 1996; provided, in the case of a termination pursuant to this clause
(a), that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger by April 30, 1996; or

                          (b)     The approval of the Company's stockholders
required by Section 8.1(a) shall not have been obtained at the meeting provided for in Section 7.5 or (if such meeting is postponed or adjourned) at any subsequent meeting or adjournment thereof; or

                          (c)     A United States federal or state court of
competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used all reasonable efforts to remove such injunction, order or decree; or

                          (d)     The Independent Committee of the Company
Board shall withdraw or materially modify or change its recommendation of this Agreement or the Merger or shall have recommended an Alternative Proposal or shall have resolved to do any of the foregoing.

                 9.3. Termination by the Company. This Agreement may be terminated by the Company and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval of this Agreement and the Merger by the stockholders of the Company, if:

                          (a)     Parent or Merger Sub shall have failed to
perform in any material respect any of their material obligations under this Agreement theretofore to be performed by Parent of Merger Sub, which failure to perform, if curable, has not been cured within 30 days following receipt by Parent of written notice of such failure to perform from the Company; or

                          (b)     Any material representation or warranty of
Parent or Merger Sub contained in this Agreement shall not be true and correct in all material respects when made or on and as of the Effective Time as if made on and as of the Effective Time (except to the extent any such representation or warranty relates to a particular date); provided that any such failure to be true and correct, if curable, has not been cured within

30 days following receipt by Parent of written notice of such failure to be true and correct from the Company; or

                          (c)     Prior to the Valuation Date, J.P. Morgan
shall have withdrawn or modified in any material respect its fairness opinion delivered to the Company and referred to in Section 5.4(c).

                 9.4. Termination by Parent. This Agreement may be terminated by Parent and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval of this Agreement and the Merger by the stockholders of the Company, if:

                          (a)     The Company shall have failed to perform in
any material respect any of its material obligations under this Agreement theretofore to be performed by the Company, which failure to perform, if curable, has not been cured within 30 days following receipt by the Company of written notice of such failure to perform from Parent; or

                          (b) Any material representation or warranty of the
Company contained in this Agreement shall not be true and correct in all material respects when made or on and as of the Effective Time as if made on and as of the Effective Time (except to the extent any such representation or warranty relates to a particular date); provided that any such failure to be true and correct, if curable, has not been cured within 30 days following receipt by the Company of written notice of such failure to be true and correct from Parent.

                 9.5.     Effect of Termination and Abandonment.

                          (a) In the event that this Agreement is terminated
pursuant to Section 9.2(d) or Section 9.4, then the Company shall promptly, but in no event later than two days after such termination, pay Parent and Merger Sub for two times all out-of pocket fees and expenses incurred on or after May 15, 1995 by or on behalf of either of them in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and expenses of legal counsel, financial advisers, accountants and financing sources, including commitment and/or placement fees); provided, however, that in no event shall the aggregate amount required to be paid by the Company to Parent and Merger Sub under this Section 9.5(a) exceed $4,000,000. The Company acknowledges that the agreement contained in this Section 9.5(a) is an integral part of the transactions contemplated by this Agreement, and, if the Company fails to promptly pay the amount due pursuant to this Section 9.5(a), and, in order to enforce this Section 9.5(a), Parent or Merger Sub commences a suit which results in a judgment against the Company, the Company shall pay to Parent and Merger Sub their costs and expenses (including attorneys' fees) in connection with such suit.

                       (b) In the event that this Agreement is terminated pursuant to Section 9.2, Section 9.3(c) or Section 9.4, then the Company shall call and hold a meeting of the Company's stockholders to elect directors, such meeting to be held as promptly as practicable, but in any event not less than 45 days after such termination.

                       (c) In the event of the termination of this Agreement and the abandonment of the Merger pursuant to this Article IX, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to Section 7.2, Section 7.2A and this Section 9.5 and except for the provisions of Article X; provided that nothing herein shall prejudice the ability of the non-breaching party to seek damages from any other party for any breach of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

             9.6. Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                             X.  GENERAL PROVISIONS

                 10.1. Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement shall be deemed to the extent expressly provided herein to be conditions to the Merger and shall not survive the Merger, provided, however, that the agreements contained in Article IV, Section 7.9 and this Article X shall survive the Merger.

                 10.2. Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent contemporaneously by facsimile transmission and by overnight courier service (with proof of service and receipt), addressed as follows:

         If to Parent or Merger Sub:

                 Johnston Industries, Inc.
                 105 Thirteenth Street
                 Columbus, GA  31901
                 Attention:  President
                 Facsimile:  (706) 641-3159

         With copies to:

                 John A. Friedman, Esq.
                 540 Madison Avenue
                 New York, NY  10022
                 Facsimile:  (212) 421-6053

         and

                 Andrew P. Varney, Esq.
                 Fried, Frank, Harris, Shriver & Jacobson
                 1001 Pennsylvania Ave., N.W., Suite 800
                 Washington, DC  20004
                 Facsimile (202) 639-7008

         If to the Company:

                 Jupiter National, Inc.
                 39 West Montgomery Avenue
                 Rockville, MD  20850
                 Attention:  President
                 Facsimile:  (301) 738-7949

         With copies to:

                 Arthur H. Bill, Esq.
                 Freedman, Levy, Kroll & Simonds
                 1050 Connecticut Avenue, N.W.
                 Washington, D.C.  20036-5366
                 Facsimile:  (202) 457-5151

         and

                 Howard B. Adler, Esq.
                 Gibson, Dunn & Crutcher
                 1050 Connecticut Avenue, N.W.
                 Washington, DC  20036
                 Facsimile  (202) 467-0539


or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the later of the date so telecommunicated or the date so delivered.

                 10.3. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Parent and Merger Sub may assign any or all of their rights under this Agreement to one or more of their affiliates, provided that any such assignment shall not relieve Parent or Merger Sub of their obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article IV and Section 7.9, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                 10.4. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings among the parties with respect thereto.

                 10.5. Amendment. This Agreement may be amended by the parties hereto, by action taken or ratified by their respective Boards of Directors, at any time before or after adoption and approval of the Merger by the stockholders of the Company, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                 10.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

                 10.7. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                 10.8. Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

                 10.9. Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa. As used in this Agreement, the word "subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner and the words "affiliate" or "affiliates" and "associate" or "associates" have the respective meanings set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. As used in this Agreement, (i) the phrase "to the knowledge of the Company" means to the knowledge of any of Rainer H. Bosselmann, Kurt R. Harrington, H. Haywood Miller, Elizabeth S. Davies, Amy W. Mathias, L. Allen Hinkle, John D. Lott, A. Ray Jones, Ralph R. Allen, or Owen Hodges III and (ii) the phrase "to the knowledge of Parent" means to the knowledge of any of David L. Chandler, Gerald
B. Andrews or John W. Johnson.

                 10.10. Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

                 10.11. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                 10.12. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

                 10.13. Actions by the Company. Notwithstanding any other provision of this Agreement, any amendment, modification, alteration, supplement, assignment or waiver of this Agreement that requires the agreement or consent of the Company, or action permitted or required by the Company pursuant to this Agreement, shall be effective only following the review and approval thereof by the Independent Committee or another committee of the Company Board composed of disinterested directors.

                          [remainder of page intentionally blank]

                 IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                                   JOHNSTON INDUSTRIES, INC.



                                                   By:/s/ John W. Johnson
                                                      ------------------------
                                                   Name: John W. Johnson
                                                   Title:


                                                   JI ACQUISITION CORP.


                                                   By:/s/ John W. Johnson
                                                      ------------------------
                                                   Name: John W. Johnson
                                                   Title:




                                                   JUPITER NATIONAL, INC.


                                                   By:/s/ John P. Kotts
                                                      -----------------------
                                                   Name: John P. Kotts
                                                   Title:

                                 ACKNOWLEDGMENT



STATE OF New York                )
                                 )   ss:
COUNTY OF New York               )



         On this 15 of August, 1995, before me, the undersigned, a Notary Public in and for said County and State, personally appeared John Johnson, personally known to me (or proved to me the basis of satisfactory evidence) to be the person who executed the within Agreement as an officer of Johnston Industries, Inc., a Delaware corporation, and acknowledged to me that such execution and delivery was the free act and deed of such corporation, made pursuant to authority from its board of directors





                       WITNESS my hand and official seal.



         [SEAL]                            Robert E. Juceau
                                           ----------------
                                           Notary Public
                                           My Commission Expires: 3/31/96
                                                                  -------

                                 ACKNOWLEDGMENT

STATE OF New York                     )
         -----------------------------
                                      ) ss:
COUNTY OF New York                    )
          ----------------------------


         On this 15 of August, 1995, before me, the undersigned, a Notary Public in and for said County and State, personally appeared John Johnson, personally known to me (or proved to me the basis of satisfactory evidence) to be the person who executed the within Agreement as an officer of JI Acquisition Corp., a Delaware corporation, and acknowledged to me that such execution and delivery was the free act and deed of such corporation, made pursuant to authority from its board of directors


                  WITNESS my hand and official seal.

         [SEAL]                                 Robert E. Juceam
                                                --------------------------------
                                                Notary Public
                                                My Commission Expires: 3/31/96
                                                                      ----------

                                 ACKNOWLEDGMENT

STATE OF Louisiana)
         ---------
                  ) ss:
PARISH OF Orleans )
          --------

         On this 16 of August, 1995, before me, the undersigned, a Notary Public in and for said County and State, personally appeared John P. Kotts, personally known to me (or proved to me the basis of satisfactory evidence) to be the person who executed the within Agreement as Director of Jupiter National Inc., a Delaware corporation, and acknowledged to me that such execution and delivery was the free act and deed of such corporation, made pursuant to authority from its board of directors

                    WITNESS my hand and official seal.

         [SEAL]                              Bernard H. Berins
                                             ----------------------------------
                                             Notary Public
                                             My Commission Expires:  at death
                                                                   ------------

                                  SCHEDULE 5.5


1. The Merger and the transactions contemplated hereby require the consent of Barclays Business Credit, Inc. under the Amended and Restated Loan and Security Agreement between Wellington Sears Company and Barclays Business Credit, Inc., dated January 12, 1995.

                                  SCHEDULE 5.7


1. Pay Telephone America Ltd. v. Edwards, No. 147-275 R/1 (District Court, Hinds County, Mississippi), appeal to the State Supreme Court, No. 94-TS-1282 (filed December, 1994).

2. Crandon Capital Partners v. Chandler, No. 14394 (Chancery Court, New Castle County, Delaware, filed July 3, 1995).

3. Johnston Industries, Inc. v. Bosselmann, No. 14441 (Chancery Court, New Castle County, Delaware, filed July 25, 1995).

                                SCHEDULE 7.2(L)


         The affiliate operating relationship between Wellington Sears and Parent will continue in the same manner as has previously existed. No material changes are contemplated during the interim period, until closing has been finalized.

         This relationship includes Parrent providing to Wellington Sears: (i) cotton brokerage services, (ii) various data processing services, (iii) various administrative services, including credit functions, accounts payable, accounts receivable; and (iv) fire and casualty insurance management, the costs of which have and will continue to be allocated between Parent subsidiaries and Wellington Sears, based upon usage. These allocations have been and will continue to be subject to review and approval by Wellington Sears.

         Parent will continue to assist Wellington Sears, in a consulting and advisory capacity in areas related to manufacturing, marketing, product development, capital requirements, planning, scheduling, financial areas and systems and related programs.